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                                                                   EXHIBIT 21.1




                         SUBSIDIARIES OF THE REGISTRANT
                              AS OF MARCH 30, 1999




FULL NAME OF SUBSIDIARY                                   PLACE OF INCORPORATION
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LASON SERVICES, INC                                       DELAWARE, USA

LASON SYSTEMS, INC.                                       DELAWARE, USA

LASON INTERNATIONAL, INC.                                 DELAWARE, USA

LASON CANADA COMPANY                                      NOVA SCOTIA, CANADA

COVER-ALL COMPUTER HOLDINGS COMPANY                       NOVA SCOTIA, CANADA

LASON DE MEXICO S. DE R.L. DE C.V.                        MEXICO

DATALOGIC (GRENADA) LTD.                                  GRENADA

OFFSHORE KEYBOARDING CORP.                                BARBADOS

PROMOTORA DE TECHNOLOGIA, S.A. DE C.V.                    MEXICO

IMAGENES DIGITALES, S.A. DE C.V.                          MEXICO

VETRI SOFTWARE INDIA LIMITED                              INDIA